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                                                                     EXHIBIT 4.8


                   CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

      THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "Agreement") is made as of April 27, 2001, by and between Cannondale Corporation, a Delaware corporation with an office located at 16 Trowbridge Drive, Bethel, Connecticut 06801 (the "Company"), and Joseph S. Montgomery, an individual with a mailing address at 44 Granite Ridge Road, Redding, Connecticut (the "Investor").

      NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

      1.    Purchase of Convertible Debenture; Closing.

            1.1 Purchase of Convertible Debenture. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, an 8% convertible subordinated debenture in the principal amount of Two Million Dollars ($2,000,000.00) (the "Convertible Debenture") in substantially the form attached hereto as Exhibit A.

            1.2 Registration Rights Agreement. The Company and the Investor hereby acknowledge and agree that the Investor shall become a party to the Registration Rights Agreement (the "Registration Rights Agreement"), a copy of which is attached hereto as Exhibit B, whereby the Company will include the shares of common stock of the Company (the "Common Stock") issuable upon conversion of the Convertible Debenture in a registration statement to be filed by the Company pursuant to the terms of the Registration Rights Agreement.

            1.3 Closing. The closing of the sale and issuance of the Convertible Debenture shall be held at the offices of Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901 at 10:00 a.m. on April 27, 2001 or at such other time and place upon which the Company and the Investor shall agree (hereinafter referred to as the "Closing"). The date of the Closing is referred to herein as the "Closing Date." At the Closing, the Company will deliver to the Investor the Convertible Debenture against payment of the principal amount of the Convertible Debenture by a certified check or wire transfer payable to the order of the Company.

      2. Conversion of the Convertible Debenture. The Holder (as defined herein) of the Convertible Debenture shall be entitled, upon the written election of such Holder to the Company and without the payment of any additional consideration, to convert at any time commencing on the date hereof, the principal amount of the Convertible Debenture or any portion thereof (but not any accrued interest thereon) into shares of Common Stock at an initial conversion price equal to the closing price for the Company's Common Stock on the trading day immediately preceding the Closing Date (the "Conversion Price"); provided, however, that the Conversion Price shall be subject to adjustment as set forth in the Convertible Debenture. The Convertible Debenture and the shares of Common Stock issuable upon conversion of the Convertible Debenture are collectively referred to herein as the "Securities."
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      3.    Representations of the Company.

      The Company represents and warrants to the Investor as follows:

            3.1 Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.

            3.2 Corporate Power. The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Convertible Debenture and to carry out and perform its obligations under the terms of this Agreement.

            3.3 Capitalization. As of the Closing, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.01 par value, of which approximately 7,528,791 shares are issued and outstanding.

            3.4 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Convertible Debenture and the performance of all of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, the Registration Rights Agreement and the Convertible Debenture, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Common Stock, when issued in compliance with the provisions of the Convertible Debenture, will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances, assuming that the Investor takes the Common Stock with no notice thereof, other than any liens or encumbrances created by or imposed upon the Investor; provided, however, that the Common Stock will be subject to restrictions on transfer under state and/or federal securities laws.

            3.5 No Finder's Fees. No person is entitled, directly or indirectly, to compensation from the Company by reason of any contract or understanding or contact with the Company, as a finder or broker in connection with this sale and purchase of the Convertible Debenture contemplated by this Agreement. The Company agrees to indemnify and hold the Investor harmless against and respect of any claim of brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by the Company with any such broker or finder in connection with this sale and purchase of the Convertible Debenture contemplated by this Agreement.

      4. Representations of the Investor. The Investor hereby represents and warrants to the Company with respect to his purchase of the Convertible Debenture as follows:

            4.1 Investment. The Investor understands that the investment in the Securities is a speculative investment, and represents that he is aware of the business affairs and financial condition of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities, and that he is purchasing the Convertible Debenture for investment for his own account only and not with a view to, or for

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resale in connection with, any "distribution" within the meaning of the
Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws. The Investor further represents that he understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. The Investor acknowledges and understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available, and that, other than any obligation that may arise under the Registration Rights Agreement, the Company is under no obligation to register or qualify any of the Securities.

            4.2 Sophistication and Financial Condition. The Investor represents and warrants to the Company that he is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and that he considers himself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Securities.

            4.3 Access to Data. The Investor acknowledges that he has received and reviewed this Agreement and exhibits hereto. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with its officers and directors. The Investor understands that such discussions as well as any written information issued by the Company were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

            4.4 No Finder's Fees. The Investor represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation from such Investor by reason of any contract or understanding or contact with the Investor, as a finder or broker in connection with the sale and purchase of the Convertible Debenture contemplated by this Agreement. The Investor agrees to indemnify and hold harmless against and in respect of any claim for brokerage or other commissions or similar fees relative to this Agreement or the transactions contemplated hereby which arises as a result of a contract or understanding made by the Investor with any such broker or finder in connection with the sale and purchase of the Convertible Debenture contemplated by this Agreement.

      5. Registration of Transfers. The Company shall treat the person or entity in whose name the Convertible Debenture shall be registered as the absolute owner of the Convertible Debenture for the purpose of receiving payment of principal and interest and for all other purposes. The Convertible Debenture may be exchanged only upon the surrender thereof by the registered holder at the office or agency of the Company, for a new Convertible Debenture of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of the Convertible Debenture. The Company shall be entitled to rely in all respects upon such registry and shall not be obligated to honor any notice to the contrary.

      6. Usury. This Agreement, the Convertible Debenture and any other agreements which may subsequently be entered into between the Company and the Investor, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or thereby, or otherwise, shall the amount paid or agreed to be paid

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to the Investor hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision hereof or of the Convertible Debenture or any other such agreement involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Investor that all payments under this Agreement or the Convertible Debenture are to be credited first to interest as permitted by law, but not in excess of
(i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 6 shall never be superseded or waived and shall control every other provision of this Agreement, the Convertible Debenture and all other agreements between the Company and the Investor.

      7. Condition to the Investor's Obligations at Closing. The Investor's obligation to purchase the Convertible Debenture at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

            7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

            7.2 Reservation of Shares. The Company shall have reserved for issuance the full number of shares of Common Stock issuable at any time upon conversion of the Convertible Debenture.

            7.3 Registration Rights Agreement. The Investor shall have received the Registration Rights Agreement, dated the Closing Date, duly executed by the parties thereto.

            7.4 Qualifications. The offer and sale of the Convertible Debenture to the Investor pursuant to this Agreement shall be qualified or exempt from qualification under all applicable federal and state securities laws.

      8. Conditions to the Company's Obligations at Closing. The Company's obligation to sell and issue the Convertible Debenture at the Closing is subject to the fulfillment of the following conditions:

            8.1 Representations and Warranties Correct. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

            8.2 Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Convertible Debenture.

      9.    Restrictions on Transferability; Compliance with Securities Act.

            9.1 General Restrictions on Transferability. The Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities


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held by the Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 9.

            9.2 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Holder" shall mean a holder of the Convertible Debenture or any Securities.

                  "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 9.3 hereof.

            9.3 Restrictive Legend. Each certificate or note representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 9.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS FIRST REGISTERED UNDER SUCH LAWS, OR UNLESS THE COMPANY HAS RECEIVED EVIDENCE REASONABLY SATISFACTORY TO IT THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED.

The Investor and the Holder consent to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 9.


            9.4 Notice of Proposed Transfers. The Holder of certificates representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 9.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall given written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accomplished at such Holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company and its legal counsel, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities



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without registration will not result in a recommendation by the staff of the
Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 9.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

      10.   Miscellaneous.

            10.1 Governing Law. This Agreement, the Registration Rights Agreement and the Convertible Debenture shall in all respects be governed by and construed and enforced in accordance with the laws of the State of Connecticut, as such laws apply to contracts entered into and wholly to be performed within such state, other than matters relating to corporate law, which shall be governed by and construed and enforced in accordance with the laws the State of Delaware.

            10.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Investor to purchase the Convertible Debenture shall not be assignable without the consent of the Company and provided further that the Company may not assign its rights hereunder.

            10.3 Entire Agreement; Amendment. This Agreement, the Convertible Debenture and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            10.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of a facsimile or e-mail transmission, if delivered by facsimile or e-mail transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Investor, at the Investor's address first set above or on the register maintained by the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attn: Chief Financial Officer), or at such other address as a party may designate by written notice to the other party pursuant to the provisions above.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, by messenger or by telecopy, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been


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deposited in a regularly maintained receptacle for the deposit of the United
States mail, addressed and mailed as aforesaid.

            10.5 Expenses. The Company and shall bear all expenses incurred on its and the Investor's behalf with respect to this Agreement and the transactions contemplated hereby.

            10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party or parties actually executing such counterparts, and all of which together shall constitute one instrument.

            10.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

      The foregoing agreement is hereby executed as of the date first above written.

                                    CANNONDALE CORPORATION
                                    a Delaware corporation

                                    By:   /s/ William A. Luca
                                       ---------------------------------
                                       Name:  William A. Luca
                                       Title: Vice President



                                        /s/ Joseph S. Montgomery
                                       ---------------------------------
                                            Joseph S. Montgomery



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